                                                                    EXHIBIT 23.1







              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS





We consent to the incorporation by reference in the Registration Statements (Forms S-3 and S-8) of Alliance Pharmaceutical Corp. of our report dated July 31, 1998, except Note 8, as to which the date is August 14, 1998, with respect to the consolidated financial statements of Alliance Pharmaceutical Corp. included in the Annual Report (Form 10-K) for the year ended June 30, 1998.



                                             ERNST & YOUNG LLP





San Diego, California
September 8, 1998